Exhibit 4.2



                                  $250,000,000

                              FERRELLGAS ESCROW LLC
                      FERRELLGAS FINANCE ESCROW CORPORATION


                          6 3/4% SENIOR NOTES DUE 2014


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                                                  April 20, 2004

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
ABN AMRO INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
PIPER JAFFRAY & CO.
SG COWEN  SECURITIES CORPORATION
WELLS FARGO SECURITIES, LLC
c/o Credit Suisse First Boston LLC
      Eleven Madison Avenue
      New York, New York 10010-3629

Dear Ladies and Gentlemen:

     Ferrellgas Escrow LLC, a Delaware limited liability company ("Escrow LLC"), and Ferrellgas Finance Escrow Corporation, a Delaware corporation ("Escrow Finance Corp. "), propose to issue and sell to Credit Suisse First Boston LLC, Banc of America Securities LLC, ABN AMRO Incorporated, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Piper Jaffray & Co., SG Cowen Securities Corporation and Wells Fargo Securities, LLC (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated April 14, 2004 (the "Purchase Agreement"), $250,000,000 in aggregate principal amount of their 63/4% Senior Notes due 2014 (the "Initial Securities"). The Initial Securities will be issued pursuant to an indenture dated as of the date hereof (the "Indenture"), among Escrow LLC, Escrow Finance Corp., U.S. Bank National Association, as trustee (the "Trustee"), and, on and after the Merger Date (as defined below), Ferrellgas, L.P. a Delaware limited partnership (the "Company"), and Ferrellgas Finance Corp., a Delaware corporation ("Finance Co."). "Issuers" shall mean, prior to the Merger Date (as defined below), Escrow LLC and Escrow Finance Corp., and on and after the Merger Date, the Company and Finance Co. Capitalized terms not herein defined have meanings assigned to them in the Purchase Agreement.

     Pursuant to the Agreement and Plan of Merger (the "Acquisition Merger Agreement") dated as of February 8, 2004, by and among FCI Trading Corp., a Delaware corporation ("FCI"), Diesel Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of FCI ("Diesel"), Ferrell Companies, Inc., a Kansas corporation, and Blue Rhino Corporation, a Delaware corporation ("Blue Rhino Corp."), Diesel will merge with and into Blue Rhino Corp. with Blue Rhino Corp. being the surviving entity (the "Acquisition Merger"). Pursuant to the Acquisition Merger Agreement, FCI has agreed to pay to the then-former common stockholders of Blue Rhino Corp. $17.00 per share in connection with the Acquisition Merger (the "Merger Consideration"). In order to pay the Merger Consideration and the fees and expenses relating to the Acquisition Merger, (a) Ferrellgas Partners, L.P. ("Ferrellgas Partners") (i) issued, on April 14, 2004, approximately $163 million of its common units in a public equity offering and (ii) will issue approximately $32.8 million of its common units to certain members of Ferrellgas Partners' and Blue Rhino Corp.'s management in several private equity offerings and (b) the Issuers will issue the Offered Securities. The net proceeds of the offering of the Offered Securities, together with additional funds such that the total initial deposit described below shall equal 100% of the aggregate principal amount of the Offered Securities, plus accrued and unpaid interest on the Offered Securities to, but not including, August 5, 2004, will be deposited in an escrow account in accordance with the terms and conditions contained in that certain escrow and security agreement (the "Escrow and Security Agreement") dated as of the Closing Date (as defined below), by and among Escrow LLC, Escrow Finance Corp., the Trustee and LaSalle Bank, National Association ("LaSalle"), as escrow agent and securities intermediary, pending the consummation of the Acquisition Merger.

     Upon the consummation of the Acquisition Merger and the occurrence of certain other conditions, it is expected that the funds deposited into the escrow account pursuant to the Escrow and Security Agreement will be released to the Issuers pursuant thereto. In accordance with the terms of the Acquisition Merger Agreement, such funds, together with other funds sufficient to pay the Merger Consideration, will be deposited into another escrow account pursuant to the terms of an escrow agreement (the "Acquisition Escrow Agreement"), to be dated as of or prior to the date of the consummation of the Acquisition Merger, by and among FCI, Blue Rhino Corp. and LaSalle, as escrow agent. Pursuant to the Acquisition Escrow Agreement, it is expected that all such funds will be released to a paying agent for payment of the Merger Consideration simultaneously with the effectiveness of the merger of Blue Rhino LLC with and into the Company and the Escrow Mergers (as defined below) (such date, the "Merger Date").

     Pursuant to the Contribution Agreement dated as of February 8, 2004, by and among FCI, Ferrellgas, Inc., a Delaware corporation, Ferrellgas Partners and the Company, FCI has agreed to convert (such conversion, the "Blue Rhino Conversion") Blue Rhino Corp. into a limited liability company ("Blue Rhino LLC"). Upon the Blue Rhino Conversion, FCI will contribute to Ferrellgas Partners a portion of the membership interests in Blue Rhino LLC and Ferrellgas Partners will assume FCI's obligations under the Acquisition Merger Agreement to pay the Merger Consideration, together with specific other obligations. After that contribution, Ferrellgas Partners will contribute to the Company its membership interests in Blue Rhino LLC and the Company will assume Ferrellgas Partners' obligations to pay the Merger Consideration, together with specific other obligations. Blue Rhino LLC will then be merged with and into the Company with the Company being the surviving entity. As consideration for FCI's net contribution to Ferrellgas Partners, Ferrellgas Partners will issue to FCI common units representing limited partner interests in Ferrellgas Partners.

     On the Merger Date, Escrow LLC will merge with and into the Company with the Company being the surviving entity and Escrow Finance Corp. will merge with and into Finance Corp. with Finance Corp. being the surviving entity, each pursuant to Section 253(a) of the Delaware General Corporation Law; and the Company and Finance Co. will succeed to the obligations of Escrow LLC and Escrow Finance Corp. under the Indenture, the Initial Securities and this Agreement.

     As an inducement to the Initial Purchasers, the Issuers jointly and severally agree with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively, the "Holders"), as follows:

     1. Registered Exchange Offer. The Issuers shall, at their own cost, prepare and, not later than 140 days after (or if the 140th day is not a business day, the first business day thereafter) the date of original issue of the Initial Securities (the "Issue Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Securities (as defined in
Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the "Exchange Securities") of the Issuers issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial
Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Issuers shall use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 230 days (or if the 230th day is not a business day, the first business day thereafter) after the Issue Date of the Initial Securities and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is first mailed to the Holders (such period being called the "Exchange Offer Registration Period").

     If the Issuers effect the Registered Exchange Offer, the Issuers will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that the Issuers have accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

     Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Issuers shall as promptly as reasonably practicable commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6(d) hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Issuers within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

     Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers in writing that at the time of the consummation of the Registered Exchange Offer, (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business,
(ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

     The Issuers and the Initial Purchasers acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), may be deemed to be an "underwriter" within the meaning of the Securities Act and therefore will be required to deliver a prospectus containing the information set forth in (a) Annex A hereto (on the cover of the prospectus), (b) Annex B hereto (in the "Exchange Offer Procedures" and the "Purpose of the Exchange Offer" sections of the prospectus), and (c) Annex C hereto (in the "Plan of Distribution" section of the prospectus) in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and
(ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

     The Issuers shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that
(i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Issuers shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

     If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Issuers, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "Private Exchange") for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Issuers issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the "Private Exchange Securities"). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "Securities." The Private Exchange Securities shall bear the same CUSIP as the Exchange Securities.

     In connection with the Registered Exchange Offer, the Issuers shall:

          (a) mail, or cause to be mailed, to each Holder entitled to participate in the Registered Exchange Offer a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is first mailed to such Holders;

          (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

          (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e) otherwise comply in all material respects with all applicable laws.

     As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

          (x) accept for exchange all the Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

          (y)  deliver,   or  caused  to  be  delivered,   to  the  Trustee  for
     cancellation all the Initial Securities so accepted for exchange; and

          (z) use reasonable best efforts to cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

     The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

     Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

     Notwithstanding  any other provisions  hereof, the Issuers will ensure that
(i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Issuers are not permitted to effect a Registered Exchange Offer, as contemplated by
Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 260 days of the Issue Date, (iii) any Initial Purchaser notifies the Issuers with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it within 30 days following consummation of the Registered Exchange Offer or (iv) any Holder notifies the Issuers within 30 days following consummation of the Registered Exchange Offer that it is prohibited by law or the Commission's policy from participating in the Registered Exchange Offer or may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or not available for such resales, the Issuers shall take the following actions:

          (a) The Issuers shall, at their cost, as promptly as reasonably practicable after so required or requested pursuant to this Section 2 file with the Commission and thereafter shall use their reasonable best efforts to cause to be declared effective (i) in the case of Section 2(i) above, on or prior to the 260th day after the date of the Indenture and (ii) in the case of Section 2(ii), 2(iii) or 2(iv) above, on or prior to the 90th day after the Shelf Filing Date (as defined in Section 6(iv)) (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

          (b) The Issuers shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until the earliest of (a) the time when the Securities covered by the Shelf Registration Statement can be sold pursuant to Rule 144 under the Securities Act, or any successor rule thereof without any limitations under clauses (c),(e),(f) and (h) of Rule 144, (b) two years from the date of the Indenture and (or for a longer period if extended pursuant to Section 3(j) below) and (c) the date on which all Securities registered thereunder are disposed of in accordance therewith. Either or both of the Issuers shall be deemed not to have used its or their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it or they voluntarily take(s) any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

          (c) Notwithstanding any other provisions of this Agreement to the contrary, the Issuers shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement
     (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a) The Issuers shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Issuers shall use their reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose upon advice of counsel (it being understood that any final determination shall be made by the Issuers in their reasonable discretion); (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

          (b) The Issuers shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom either of the Issuers has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

               (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

               (ii)  of  any  request  by  the   Commission  for  amendments  or
          supplements to the Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by either of the Issuers or their legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the Issuers to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

          (c) The Issuers shall use their reasonable best efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

          (d) The Issuers shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e) The Issuers shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

          (f) The Issuers shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuers consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g) The Issuers shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Issuers consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

          (h) Prior to any public offering of the Securities, pursuant to any Registration Statement, the Issuers shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that neither of the Issuers shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (i) The Issuers shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

          (j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Issuers are required to maintain an effective Registration Statement, the Issuers shall use their reasonable best efforts to promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Issuers notify the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in
     Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

          (k) Not later than the effective date of the applicable Registration Statement, the Issuers will provide a CUSIP number for the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

          (l) The Issuers will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to their security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act in accordance with Rule 158 thereunder (or any similar rule promulgated under the Securities
     Act) or otherwise.

          (m) The Issuers shall use their reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuers shall use their reasonable best efforts to appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (n) The Issuers may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of the Securities as the Issuers may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Issuers may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

          (o) The Issuers shall use their reasonable best efforts to enter into such customary agreements (including, if reasonably requested, an underwriting agreement in customary form) and take all such other reasonable action, if any, as the Holders of a majority in aggregate principal amount of the Securities covered thereby shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

          (p) In the case of any Shelf Registration, the Issuers shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuers and (ii) cause the Issuers' officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of
     Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by the Issuers and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof.

          (q) In the case of any Shelf Registration, the Issuers, if requested by any the Holders of a majority in aggregate principal amount of the Securities covered covered thereby, shall use their reasonable best efforts to cause (i) their counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement

     (it being agreed that the matters to be covered by such opinion shall include the due incorporation and good standing of each of the Issuers; the qualification of each of the Issuers to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; to the knowledge of such counsel, the absence of material legal or governmental proceedings involving the Issuers; the absence of material governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; and the material compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively). Such counsel shall also advise that they have participated in conferences with officers and other representatives of the Issuers and representatives of the independent public accountants of the Company and its consolidated subsidiaries and representatives and counsel of the Initial Purchasers at which the contents of the Shelf Registration Statement and the prospectus included therein were discussed and, based on such participation and review, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Shelf Registration Statement and the prospectus included therein and such counsel has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have caused them to believe that as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and any documents incorporated by reference therein, contained an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) their officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities; and (iii) their independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

          (r) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuers shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

          (t) The Issuers will use their reasonable best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

          (u) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

          (v) The Issuers shall use their reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

     4. Registration Expenses. The Issuers, jointly and severally, shall bear all fees and expenses incurred in connection with the performance of their obligations under Sections 1 through 3 hereof (but excluding the fees and expenses of counsel to the Initial Purchasers incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall reimburse the Holders of the Securities covered thereby for up to $25,000,000 of the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

     5. Indemnification. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified
Parties  for  any  legal  or  other  expenses  reasonably  incurred  by  them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Issuers shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuers by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Issuers had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuers may otherwise have to such Indemnified Party. Each of the Issuers, jointly and severally, shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

          (b) Each Indemnified Party, severally and not jointly, agrees to indemnify and hold harmless each of the Issuers and each person, if any, who controls either such Issuer within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities joint and several, or any actions in respect thereof, including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of Securities, to which such Issuer or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Indemnified Party and furnished to the Issuers by or on behalf of such Indemnified Party specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, such Issuer for any legal or other expenses reasonably incurred by such Issuer or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Indemnified Party may otherwise have to the Issuers or any of their controlling persons.

          (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
     Section 5, notify each indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Issuers on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls either of the Issuers within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Issuer.

          (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     6. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (vi) below a "Registration Default"):

               (i) if the Issuers fail to file an Exchange Offer Registration Statement with the Commission on or prior to the 140th day after the date of the Indenture;

               (ii) if the Exchange Offer Registration Statement is not declared effective the Commission on or prior to the 230th day after the date of the Indenture or, if obligated to file a Shelf Registration
          Statement pursuant to Section 2(i) above, a Shelf Registration Statement is not declared effective by the Commission on or prior to the 260th day after the date of the Indenture;

               (iii) if the Exchange Offer is not consummated on or before the 30th day after the Exchange Offer Registration Statement is declared effective;

               (iv) if obligated to file the Shelf Registration Statement pursuant to Section 2(ii), 2(iii) or 2(iv) above, the Issuers fail to file the Shelf Registration Statement with the Commission on or prior to the 30th day (the "Shelf Filing Date") after the date on which the obligation to file a Shelf Registration Statement arises;

               (v) if obligated to file a Shelf Registration Statement pursuant to Section 2(ii), 2(iii) or 2(iv) above, the Shelf Registration Statement is not declared effective on or prior to the 90th day after the Shelf Filing Date; or

               (vi) if after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in Section 6(b) below) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

     Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.

          (b) A Registration Default referred to in Section 6(a)(vi)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuers where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or
     (y) other material events, with respect to either of the Issuers that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Issuers are proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

          (c) Any amounts of Additional Interest due pursuant to clauses (i) through (vi) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          (d) "Transfer Restricted Securities" means each Security until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Securities is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

     8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     9. Miscellaneous.

          (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuers and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

               (1) if to a Holder of the Securities, at the most current address given by such Holder to the Issuers.

               (2) if to the Initial Purchasers;

                           Credit Suisse First Boston LLC
                           Eleven Madison Avenue
                           New York, NY 10010-3629
                           Fax No.:  (212) 325-8278
                           Attention:  Transactions Advisory Group

         with a copy to:


                           Latham & Watkins LLP
                           885 Third Avenue, Suite 1000
                           New York, NY 10022
                           Fax No.:  (212) 751-4864
                           Attention:  Peter M. Labonski

                  (3) if to the Issuers, at the following address:

                           Ferrellgas, L.P.
                           One Liberty Plaza
                           Liberty, MO  64068
                           Fax No.:  (816) 792-6979
                           Attention:  Kevin T. Kelly
         with a copy to:

                           Mayer, Brown, Rowe & Maw LLP
                           700 Louisiana Street, Suite 3600
                           Houston, TX 77002
                           Fax No.: (713) 632-1825
                           Attention:  David L. Ronn

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          (c) No Inconsistent Agreements. None of Escrow LLC, Escrow Finance Corp., the Company or Finance Co. has, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any transfer of Securities in violation of this Agreement, the Indenture or applicable law or regulation. In the event that any transferee of any Holder acquires Securities in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement. If the Issuers shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Securities subject to all of the applicable terms hereof.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (i) Securities Held by the Issuers. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuers or their affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature pages follow]

          If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among Escrow LLC, Escrow Corp., the Company, Finance Corp. and the several Purchasers, in accordance with its terms.

                                   Very truly yours,

                                   FERRELLGAS ESCROW LLC

                                   By: Ferrellgas, L.P., its sole member

                                       By: Ferrellgas, Inc., its general partner


                                   By: /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Name:    Kevin T. Kelly
                                       Title:   Senior Vice President and
                                                Chief Financial Officer


                                   FERRELLGAS FINANCE ESCROW CORPORATION


                                   By: /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Name:    Kevin T. Kelly
                                       Title:   Senior Vice President and
                                                Chief Financial Officer


                                   On and after the Merger
                                   Date, FERRELLGAS, L.P.

                                   By:  Ferrellgas, Inc., its general partner


                                   By: /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Name:    Kevin T. Kelly
                                       Title:   Senior Vice President and
                                                Chief Financial Officer

                                   On and after the Merger Date,
                                   FERRELLGAS FINANCE CORP.


                                   By: /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Name:    Kevin T. Kelly
                                       Title:   Senior Vice President and
                                                Chief Financial Officer

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
ABN AMRO INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
PIPER JAFFRAY & CO.
SG COWEN  SECURITIES CORPORATION
WELLS FARGO SECURITIES, LLC

         By:  CREDIT SUISSE FIRST BOSTON LLC



         By:/s/ Marc Warm
            ____________________________
              Name: Marc Warm
              Title: Director

                                                                         ANNEX A




     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B




     Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C




                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 200 , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

     The Issuers will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Issuers will promptly as reasonably practicable send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.



--------
1 In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

                                                                         ANNEX D


     CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                  Name:    ___________________________________________
                  Address: ___________________________________________
                           ___________________________________________





If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.





                                       2